Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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ORBCOMM Inc.
(Exact name of registrant as specified in its charter)
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Delaware	41-2118289
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
395 W. Passaic Street Rochelle Park, New Jersey (Address of Principal Executive Offices)	07662 (Zip Code)

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ORBCOMM Inc. 2016 Employee Stock Purchase Plan
 (Full title of the plan)
__________________________________

Christian G. Le Brun, Esq.
Executive Vice President and General Counsel
ORBCOMM Inc.
395 W. Passaic Street
Rochelle Park, New Jersey 07662
(Name and address of agent for service)
__________________________________

(703) 433-6300
 (Telephone number, including area code, of agent for service)
__________________________________

 Copy to:
Sey-Hyo Lee, Esq.
Chadbourne & Parke LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 408-5100
__________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☑
Non-accelerated filer ☐ (Do not check is a smaller reporting company)                                                                        Smaller reporting company ☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.001 per share	5,000,000 shares	$9.69	$48,450,000	$4,879

(1)	The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar events.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on April 29, 2016, as reported on The Nasdaq Global Market.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.
The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:
(a)	Annual Report on Form 10-K of ORBCOMM Inc. (the "Company") for the fiscal year ended December 31, 2015;
(b)	Current Report on Form 8-K filed on April 26, 2016;
(c)	Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2016; and
(d)
The description of the Company's Common Stock under the caption "Description of capital stock" in the Company's Registration Statement on Form S-1, as amended (Registration No. 333-134088), including any amendment or report filed that updates such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.
Item 5.   Interests of Named Experts and Counsel
Christian G. Le Brun, Esq., who has given his opinion about certain legal matters affecting the shares of Common Stock of the Company covered by this Registration Statement, is Executive Vice President and General Counsel of the Company.  Mr. Le Brun is eligible to participate in the Company's 2016 Long-Term Incentives Plan (the "Plan") in accordance with the terms of the Plan.

Item 6.  Indemnification of Directors and Officers
The Company is a Delaware corporation.  Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any director, officer, employee, agent or other person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The DGCL further provides that Section 145 is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 102(b)(7) of the DGCL permits a corporation to eliminate or limit in its certificate of incorporation the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or for any transaction from which the director derived an improper personal benefit.
The Company's restated certificate of incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.  In addition, the Company's amended bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including against all expenses, liability and loss actually and reasonably incurred or suffered by such director or officer in connection with defending or otherwise participating in any action, suit or proceeding, in advance of its final disposition.  We have entered into indemnification agreements with our executive officers and directors under which we have agreed to indemnify our executive officers and directors to the extent permitted by our bylaws and Delaware law.
Item 8.  Exhibits.

4.1	Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Annual Report on Form 10‑K for the year ended December 31, 2006, is incorporated herein by reference.

4.2	Amended Bylaws of the Company, filed as Exhibit 3.2 to the Company's Annual Report on Form 10‑K for the year ended December 31, 2006, is incorporated herein by reference.

4.3	ORBCOMM Inc. 2016 Employee Stock Purchase Plan.
4.4	ORBCOMM Inc. 2016 Employee Stock Purchase Plan Offering Document.
5
Opinion of Christian G. Le Brun, Esq., Executive Vice President and General Counsel of the Company, as to the legality of any newly issued shares of Common Stock covered by this Registration Statement.

23.1	Consent of Grant Thornton LLP, an independent registered public accounting firm.
23.2	Consent of KPMG LLP, an independent registered public accounting firm.
23.3	Consent of Christian G. Le Brun, Esq., contained in his opinion filed as Exhibit 5 to this Registration Statement.
24
Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company, filed as Exhibit 24 to the Company's Registration Statement on Form S-8 (Registration No. 333-211168), is incorporated herein by reference.

Item 9.  Undertakings

A. The Company hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
B.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Rochelle Park, State of New Jersey, on the 5th day of May, 2016.

ORBCOMM INC.
By: /s/ Christian G. Le Brun Christian G. Le Brun, Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 5th day of May, 2016 by the following persons in the capacities indicated:

Signature	Title
Marc J. Eisenberg*	Chief Executive Officer and President and Director (principal executive officer)
Jerome B. Eisenberg*	Chairman of the Board
Didier Delepine*	Director
Marco Fuchs*	Director
Timothy Kelleher*	Director
John Major*	Director
Gary H. Ritondaro*	Director
Robert G. Costantini*	Executive Vice President and Chief Financial Officer (principal financial officer)
Constantine Milcos*	Senior Vice President and Chief Accounting Officer (principal accounting officer)
*By: /s/ Christian G. Le Brun Christian G. Le Brun, Attorney-in-fact**

**  By authority of the powers of attorney filed as Exhibit 24 to this Registration Statement.

EXHIBIT INDEX

Exhibit Number
4.1	Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Annual Report on Form 10‑K for the year ended December 31, 2006, is incorporated herein by reference.
4.2	Amended Bylaws of the Company, filed as Exhibit 3.2 to the Company's Annual Report on Form 10‑K for the year ended December 31, 2006, is incorporated herein by reference.
4.3	ORBCOMM Inc. 2016 Employee Stock Purchase Plan.
4.4	ORBCOMM Inc. 2016 Employee Stock Purchase Plan Offering Document.
5
Opinion of Christian G. Le Brun, Esq., Executive Vice President and General Counsel of the Company, as to the legality of any newly issued shares of Common Stock covered by this registration statement.

23.1	Consent of Grant Thornton LLP, an independent registered public accounting firm.
23.2	Consent of KPMG LLP, an independent registered public accounting firm.
23.3	Consent of Christian G. Le Brun, Esq., contained in his opinion filed as Exhibit 5 to this Registration Statement.
24
Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company, filed as Exhibit 24 to the Company's Registration Statement on Form S-8 (Registration No. 333-211168), is incorporated herein by reference.

Exhibit 4.3
ORBCOMM Inc.
2016 Employee Stock Purchase Plan
Adopted by the Board of Directors February 17, 2016
Approved by stockholders April 20, 2016
1.	Purpose.
(a) The purpose of this Plan is to provide Employees of the Company and certain Related Corporations with an opportunity to purchase shares of the Common Stock of the Company.
(b) The Company seeks to use the plan to retain and compensate such Employees, to attract, retain and compensate new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.
(c) The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.
2.	Definitions.
(a) "Agent" means the brokerage firm, bank or other financial institution, entity or person(s) engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to this Plan.
(b) "Board" means the Board of Directors of the Company.
(c) "Code" means the Internal Revenue Code of 1986, as amended.
(d) "Committee" means a committee appointed by the Board in accordance with Section 3(c) of this Plan.
(e) "Common Stock" means common stock, par value $0.001 per share, of the Company or any security of the Company issued in substitution, exchange or lieu thereof.
(f) "Company" means ORBCOMM Inc., a Delaware  corporation.
(g) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee will not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(h) "Contributions" means the payroll deductions, and other additional payments specifically provided for in the Offering Document, if any, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering Document, and only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering.
(i) "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;
(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(j) "Director" means a member of the Board.
(k) "Eligible Employee" means an Employee who meets the eligibility requirements for participation in an Offering set forth in the related Offering Document; provided, however, that such Employee also meets the eligibility requirements for participation set forth in this Plan; provided, further, that .
(l) "Employee" means any person who is employed for purposes of Section 423(b)(4) of the Code by the Company or any Related Corporation.  Neither service as a Director nor payment of a director's fee will be sufficient to make an individual an Employee of the Company or a Related Corporation.  Notwithstanding any other provision of this Plan, a person who is retained and classified by the Company or any Related Corporation as an independent contractor will not be deemed to be an Employee for purposes of this Plan.
(m) "Employee Stock Purchase Plan" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan", as that term is defined in Section 423(b) of the Code.
(n) "ESPP Administration System" means the administration system maintained for this Plan and provided by the Agent, through which Participants may elect to participate, amend their participation or withdraw from participation in this Plan, pursuant to the terms and conditions of this Plan and the applicable Offering.

(o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(p) "Fair Market Value" means the value of the Common Stock, as determined by the Board in its discretion, based on the closing price of the Common Stock on the Nasdaq Global Market (or if the Common Stock is not then traded on the Nasdaq Global Market, the closing price of the Common Stock on the stock exchange or over-the-counter market on which the Common Stock is principally trading on the relevant date) on such date of determination (or, in the event that the Common Stock is not traded on such date of determination, on the immediately preceding Trading Day), as reported in The Wall Street Journal.
(q) "Grant Date" means the date on which a Purchase Right is granted, which will be the first Trading Day of an Offering with respect to which the Purchase Right was granted.
(r) "Offering" means the grant of Purchase Rights to purchase shares of Common Stock under this Plan to Eligible Employees.
(s) "Offering Date" means a date selected by the Board for an Offering to commence.
(t) "Offering Document" means the document approved by the Committee setting forth the terms and conditions of a specific Offering under this Plan.
(u)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(v)  "Participant" means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to this Plan.
(w) "Plan" means this ORBCOMM Inc. 2016 Employee Stock Purchase Plan.
(x) "Purchase Date" means one or more dates during an Offering, established by the Board in its discretion, on which Purchase Rights will be exercised and as of which purchases of shares of Common Stock will be carried out in accordance with the related Offering Document and this Plan.
(y) "Purchase Period" means a period of time specified within an Offering Document beginning on the Offering Date or on the next day following a Purchase Date within the related Offering and ending on a Purchase Date within such Offering.  An Offering may consist of one or more Purchase Periods.
(z)  "Purchase Right" means an option to purchase shares of Common Stock granted pursuant to this Plan.

(aa) "Related Corporation" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Section 424(e) and (f), respectively, of the Code.
(bb) "Securities Act" means the Securities Act of 1933, as amended.
(cc) "Trading Day" means a day on which the National Stock Exchanges (including the Nasdaq Stock Market) are open for trading.
3.	Administration.
(a) The Board will administer this Plan unless and until the Board delegates Plan administration to a Committee, as provided in Section 3(c).  Whether or not the Board has delegated Plan administration, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of this Plan.
(b) The Board (or the Committee) will have the power, subject to and within the limitations of, the express provisions of this Plan:
(i) To determine when and how Purchase Rights to purchase shares of Common Stock will be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).
(ii) To designate from time to time which Related Corporations of the Company will be eligible to participate in this Plan.
(iii) To construe and interpret this Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of this Plan.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in this Plan, in a manner and to the extent it will deem necessary or expedient to make this Plan fully effective.
(iv) To amend this Plan as provided in Section 15.
(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that this Plan be treated as an Employee Stock Purchase Plan.
(c) The Board may delegate Plan administration to a Committee of the Board composed of one (1) or more members of the Board.  If Plan administration is delegated to a Committee, the Committee will have, in connection with the administration of this Plan, the powers previously possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the power to administer this Plan.  If Plan administration is delegated to a

Committee, references to the Board in this Plan and in the Offering Document will thereafter be deemed to be to the Board or the Committee, as the case may be.
4. Shares of Common Stock Subject to the Plan.  Subject to the provisions of Section 14 relating to adjustments upon changes in securities, the shares of Common Stock that may be sold pursuant to Purchase Rights will not exceed in the aggregate 5,000,000 shares of Common Stock.  If any Purchase Right granted under this Plan for any reason terminates without having been exercised, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under this Plan, but all shares sold under this Plan, regardless of source, will be counted against the limitation set forth above.
5.	Grant of Purchase Rights; Offering.
(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under this Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board.  Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, which will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges.  The terms and conditions of an Offering will be incorporated by reference into this Plan and treated as part of this Plan.  The provisions of separate Offerings need not be identical, but each Offering Document will include (through incorporation of the provisions of this Plan by reference in the Offering Document or otherwise) the period during which the Offering will be effective, which period will not exceed twenty-seven (27) months from the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.
(b) If a Participant has more than one Purchase Right outstanding under this Plan, unless he or she otherwise indicates in agreements or notices delivered under this Plan:  (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Purchase Rights under this Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.
6.	Eligibility.
(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation.  Except as provided in Section 6(b), an Employee will not be eligible to be granted Purchase Rights under this Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require in its discretion, but in no event will the required period of continuous employment be greater than two (2) years.  In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under this Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.
(b)  The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee, will, on a date or dates specified in the Offering Document which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering.  Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i) the date on which such Purchase Right is granted will be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and
(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.
(c) No Employee will be eligible for the grant of any Purchase Rights under this Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation.  For purposes of this Section 6(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.
(d) No Eligible Employee will be granted a Purchase Right under this Plan which permits the right to purchase shares of Common Stock under this Plan, together with other rights to purchase shares of Common Stock or other stock of the Company or any Related Corporation under all other Employee Stock Purchase Plans of the Company and any Related Corporation subject to Section 423 of the Code, to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such shares of Common Stock or other stock (determined at the time the Purchase Right or other right is granted) for each calendar year in which the Purchase Right is outstanding at any time.  For purpose of the limitation imposed by this Section 6(d), (i) the right to purchase shares of Common Stock or other stock under an Purchase Right or other right accrues when the Purchase Right or other right (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase shares of Common Stock or other stock under a Purchase Right or other right accrues at the rate provided in the Purchase Right or other right, but in no case may such rate exceed twenty five thousand dollars ($25,000) of Fair Market Value of such Stock or other stock (determined at the time such Purchase Right or other right is granted) for any one calendar year, and (iii) a right to purchase Common Stock or other stock which has accrued under an Purchase Right or other right may not be carried over to any Purchase Right or other right.  This limitation will be applied in accordance with Section 423(b)(8) of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans.
(e) No Employee in jurisdictions outside of the United States will be eligible for the grant of any Purchase Rights under this Plan if (i) the grant of such Purchase Rights would not be in compliance with the applicable laws of any jurisdiction in which the Employee resides or is employed or (ii) complying with the laws of such jurisdiction would cause the Offering or the Plan to violate the requirements of Section 423 of the Code
(f) Officers of the Company and any designated Related Corporation who are otherwise Eligible Employees will be eligible to participate in Offerings under this Plan.  Notwithstanding the foregoing, the Board may provide in an Offering Document that Employees (i) who are "highly compensated employees" (within the meaning of Section 414(q) of the Code) of the Company or the Related Corporation with compensation above a certain level specified in the Offering Document or (ii) who are subject to Section 16(a) under the Exchange Act will not be eligible to participate in such Offering; provided that the foregoing exclusions are applied in an identical manner to all "highly compensated employees" of the Company or the Related Corporation.
7.	Purchase Rights; Purchase Price.
(a) Pursuant to an Offering made under this Plan, on each Offering Date each Eligible Employee will be granted a Purchase Right to purchase up to the number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount of such Employee's Earnings (as defined in each Offering Document), as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee's Earnings (as defined in each Offering Document) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering Document, which date will be no later than the end of the Offering.
(b) The Board will establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering will be exercised and purchases of shares of Common Stock will be carried out in accordance with the terms and conditions of such Offering as provided in the applicable Offering Document and this Plan.
(c) In connection with each Offering made under this Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering.  In connection with each Offering made under this Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering.  In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date during the Offering.  If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action, a pro rata allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.
(d)  The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:
(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or
(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.
provided, however, that the purchase price per share of Common Stock will not be less than the par value per share of the Common Stock.
8.	Participation; Withdrawal; Termination.
(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under this Plan by enrolling through the ESPP Administration System (or other form of subscription agreement) within the time specified in the Offering Document. Each such enrollment will authorize an amount of Contributions expressed as a percentage of the submitting Participant's Earnings (as defined in each Offering Document) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant's Contributions will be credited to a bookkeeping account for such Participant and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party.  To the extent provided in the Offering Document, a Participant may begin such Contributions after the beginning of the Offering.  To the extent provided in the Offering Document, a Participant may thereafter reduce (including to zero) or increase his or her payroll deductions by submitting a new enrollment election through the ESPP Administration System  (or other form of subscription agreement).
(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide.  Such withdrawal may be elected at any time before the end of the Offering, except as provided otherwise in the Offering.  Upon such Participant's withdrawal from the Offering, the Company will distribute to such Participant as soon as administratively practicable all of his or her Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) accumulated during the Offering, and such Participant's Purchase Right in that Offering will thereupon terminate.  A Participant's withdrawal from an Offering will have no effect upon such Participant's eligibility to participate in any other

Offerings under this Plan, but such Participant will be required to deliver a new enrollment form pursuant to the procedure set forth in Section 8(a) in order to participate in subsequent Offerings.
(c) Purchase Rights granted pursuant to any Offering under this Plan will terminate immediately upon termination of a Participant's Continuous Status as an Employee for any reason or for no reason or other lack of eligibility. The Company will distribute to such terminated or otherwise ineligible Employee all of his or her Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) accumulated during the Offering.  If the Fair Market Value of a share of Common Stock is less than its par value on a Purchase Date during an Offering, then the Company will not exercise the Participants' Purchase Rights and will distribute to each Participant his or her Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant on a prior Purchase Date) accumulated under the Offering.
(d) Neither Contributions credited to a Participant's account nor any Purchase Rights or rights to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13.  Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with this Section 8.  During a Participant's lifetime, Purchase Rights will be exercisable only by such Participant.
(e) Unless otherwise specified in an Offering Document, the Company will have no obligation to pay interest on Contributions.
9.	Exercise.
(a) On each Purchase Date during an Offering, each Participant's accumulated Contributions will be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of this Plan and the applicable Offering Document, at the purchase price specified in such Offering Document.  No fractional shares will be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering Document.
(b) If any amount of accumulated Contributions remains in a Participant's account after the purchase of shares of Common Stock on any Purchase Date pursuant to Section 9(a) above, then such remaining amount will be returned, without interest, to the Participant as promptly as administratively practicable.
(c) If the stockholders of the Company do not approve this Plan within twelve (12) months after the Company's Board adopts this Plan, then the Company will satisfy any federal, state, or local tax withholding obligations relating to a Participant's purchase of Common Stock by withholding the entire minimum required withholding amount from such Participant's paycheck(s) as soon as administratively practicable following such purchase until paid in full.
(d) No Purchase Rights may be exercised unless the shares of Common Stock to be issued upon such exercise under this Plan are covered by an effective registration statement pursuant to the Securities Act and this Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to this Plan.  If on a Purchase Date during any Offering the shares of Common Stock are not so registered or this Plan is not in such compliance, no Purchase Rights under any Offering will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and this Plan is in such compliance, except that the Purchase Date will not be delayed more than twelve (12) months and the Purchase Date will in no event be more than twenty-seven (27) months from the Offering Date.  If on the Purchase Date under any Offering under this Plan, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and this Plan is not in such compliance, no Purchase Rights under any Offering will be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) will be distributed to the Participants.
(e) As a condition to the exercise of a Purchase Right, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares of Common Stock to be issued are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any applicable provisions of law.
(f) As promptly as practicable after each Purchase Date, the Company will arrange for the deposit into each Participant's account of the number of shares purchased upon exercise of his or her Purchase Right.
10. Covenants of the Company.  The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over this Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights.  If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under this Plan, the Company will be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.
11. Use of Proceeds from Shares of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.
12. Rights as a Stockholder.  A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or the Agent).
13.	Designation of Beneficiary.
(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash from the Participant's account under this Plan in the event of such Participant's death subsequent to the end of an Offering but before delivery to the Participant of such shares of Common Stock or cash.  Additionally, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under this Plan in the event of such Participant's death during an Offering.
(b) The Participant may change such designation of beneficiary at any time by written notice to the Company.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant's death, the Company will deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if to the knowledge of the Company no such executor or administrator has been appointed, the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
14.	Adjustments upon Changes in Securities; Corporate Transactions.
(a) If any change is made in the shares of Common Stock subject to this Plan or subject to any Purchase Right without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), this Plan will be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to this Plan pursuant to Section 4, and the outstanding Purchase Rights will be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights.  The Board will make such adjustments, and its determination will be final, binding and conclusive.  For the avoidance of doubt, the conversion of any convertible securities of the Company will not be treated as a "transaction not involving the receipt of consideration by the Company".
(b) In the event of a Corporate Transaction: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under this Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those Purchase Rights outstanding under this Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under this Plan, then the Participants' accumulated Contributions will be used to purchase shares of Common Stock at least five (5) business days before the Corporate Transaction during the Offering then-ongoing, and the Participants' Purchase Rights under such ongoing Offering will terminate immediately after such purchase.
15.	Amendment of the Plan.
(a) The Board at any time, and from time to time, may amend this Plan.  Except as provided in Section 14 and this Section 15, and except as to amendments solely to facilitate Plan administration, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants, the Company or any Related Corporation, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for this Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.
(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board (or its Committee) will be entitled to change the Offering Dates and Purchase Dates, limit the frequency and/or number of changes in the amount withheld during an Offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Earnings, and establish such other limitations or procedures, as the Board (or its Committee) determines advisable in its sole discretion, that are consistent with this Plan.
(c) It is expressly contemplated that the Board may amend this Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring this Plan and/or Purchase Rights into compliance therewith.
(d) The rights and obligations under any Purchase Rights granted before amendment of this Plan will not be impaired by any amendment of this Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).
16.	Termination or Suspension of the Plan.
(a) The Board in its discretion may suspend or terminate this Plan at any time.  Unless sooner terminated, this Plan will terminate when all of the shares of Common Stock reserved for issuance under this Plan, as increased and/or adjusted from time to time, have been issued.  No Purchase Rights may be granted under this Plan while it is suspended or after it is terminated.
(b) While this Plan is in effect, any benefits, privileges, entitlements and obligations under any Purchase Rights will not be impaired by suspension or termination of this Plan except (i) as expressly provided in this Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as desired, in the sole discretion of the Board, to ensure that this Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code (or any successor rule or provision or any applicable law or regulation).
17. Reports.  Individual accounts will be maintained for each Participant in this Plan.  Statements of account will be given to Participants promptly following each Purchase Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.
18. Term and Effective Date of Plan.  This Plan will become effective on the date determined by the Board.  Notwithstanding that the Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan, Purchase Rights may be exercised even if this Plan has not been approved by the stockholders of the Company within twelve (12) months of, whether before or after, the date this Plan is adopted by the Board.  This Plan will continue in effect until the earlier of (i) twenty (20) years from its original date of adoption by the Board, provided that Purchase Rights then outstanding may continue to be exercised in accordance with their terms, or (ii) the date this Plan is terminated under Section 16(a).
19. Additional Restrictions of Rule 16b-3.  The terms and conditions of options granted under this Plan to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act will comply with the applicable provisions of Rule 16b-3.  This Plan will be deemed to contain, and such options will contain, and the shares issued upon exercise thereof will be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
20.	Miscellaneous Provisions.
(a) This Plan and any Offering Document do not constitute an employment contract.  Nothing in this Plan or in any Offering Document will in any way alter the at will nature of a Participant's employment or  be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.
(b) The provisions of this Plan will be governed by the laws of the State of Delaware without resort to that state's conflicts of laws rules.

(c) All notices or other communications by a Participant to the Company under or in connection with this Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
* * * * * * *

Exhibit 4.4

ORBCOMM, Inc.
2016 Employee Stock Purchase Plan
Offering Document
Effective April 29, 2016
Capitalized terms used but not defined in this Offering Document will have the same meanings ascribed to them in the ORBCOMM Inc. 2016 Employee Stock Purchase Plan.
1.	Grant; Offering Date.
(a) The Compensation Committee of the Board hereby authorizes the grant of Purchase Rights to all Eligible Employees pursuant to an Offering on the terms and conditions described in this Offering Document and in the Plan.
(b) The first Offering (the "Initial Offering") will begin on June 1, 2016 and will end on November 30, 2016, unless terminated earlier as provided in this Offering Document or the Plan.  After that, an Offering will begin on the day after the Purchase Date of the immediately preceding Offering.  Except as provided below, each Offering will be for a period of six (6) months beginning on an Offering Date and ending on the next successive Purchase Date (the "Offering Period").  Except as provided below, the Purchase Date will be the last day of the Offering Period.
(c) Notwithstanding the foregoing: (i) if any Offering Date falls on a day that is not a Trading Day, then such Offering Date will instead fall on the next subsequent Trading Day; (ii) if the Fair Market Value of the Common Stock on an Offering Date is less than the par value of the Common Stock, then such Offering Date will instead commence on the next Trading Day on which the Fair Market Value of the Common Stock is equal to or greater than its par value; (iii) if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date will instead fall on the immediately preceding Trading Day; and (iv) each Offering will terminate on the seventh (7th) Trading Day before any Distribution Record Date occurring during such Offering (or the Company's best estimate of such date) and such termination date will be a Purchase Date under each such Offering.  For the purposes of this Section 1(c), a "Distribution Record Date" means a record date for the distribution of shares of common stock of a subsidiary of the Company to the Company's stockholders.
(d) Before any Offering commences, the Board or the Compensation Committee may change any or all terms of such Offering and any subsequent Offerings.  Grants of Purchase Rights pursuant to the Offering will occur on the Offering Date unless before such date (i) the Board or the Compensation Committee determines that such Offering will not occur or (ii) no shares of Common Stock remain available for issuance under the Plan in connection with such Offering.

(e) If the Company's accountants advise the Company that the accounting treatment of purchases under the Plan has changed in a manner that the Company determines is detrimental to its best interests, then each Offering hereunder that is then ongoing will terminate as of the Purchase Date (after the purchase of stock on the Purchase Date) under such Offering.
2.	Eligible Employees.
(a) Each Eligible Employee who is either an employee of the Company or an employee of a Related Corporation on the first day of the enrollment period of an Offering hereunder, as announced by the Company before the Offering Date of such Offering, will be granted a Purchase Right on the Offering Date of such Offering.
(b) Notwithstanding the foregoing, the following Employees will not be Eligible Employees and therefore will not be granted Purchase Rights under an Offering:
(i) part-time or seasonal Employees whose customary employment is twenty (20) hours per week or less or five (5) months per calendar year or less;
(ii) five percent (5%) stockholders (including ownership through outstanding stock options) as described in Section 6(c) of the Plan; or
(iii) Employees in jurisdictions outside of the United States if, as of any Offering Date, (x) the grant of such Purchase Rights would not be in compliance with the applicable laws of any jurisdiction in which the Employee resides or is employed or (y) complying with the laws of such jurisdiction would cause the Offering or the Plan to violate the requirements of Section 423 of the Code.
3.	Purchase Rights.
(a) Subject to the Plan's limitations and the limitations contained herein, a Participant's Purchase Right will permit the purchase of the number of shares of Common Stock purchasable with any whole percentage of not less than one percent (1%) and not more than ten percent (10%) of such Participant's Earnings (as defined below) paid during such Offering beginning as soon as administratively practicable after such Participant first commences participation; provided, however, that no Participant may have more than ten percent (10%) of such Participant's Earnings applied to the purchase of shares of Common Stock under all ongoing Offerings under the Plan and all other plans of the Company and Related Corporations that are intended to qualify as Employee Stock Purchase Plans.
(b) For Offerings under this Offering Document, "Earnings" means all compensation paid to an Employee by the Company or a Related Corporation, including all salary, wages (including amounts elected to be deferred by the Employee, but would otherwise have been paid under any cash or deferred arrangement established by the Company or a Related Corporation), overtime pay, commissions, bonuses and other remuneration paid directly to the Employee; but excluding the cost of employee benefits paid by the Company or a Related Corporation, education or tuition reimbursements, imputed income arising under any Company or Related Corporation group insurance or benefit program, travel expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the

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Company or any Related Corporation under any employee benefit plan, and similar items of compensation.
(c) Notwithstanding the foregoing, the maximum number of shares of Common Stock that a Participant may purchase on any Purchase Date will be such number of shares that has a Fair Market Value (determined as of the Offering Date for the related Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the Purchase Right under such Offering has been outstanding at any time, minus (y) the Fair Market Value of any other shares of Common Stock (determined as of the relevant Offering Date with respect to such shares) that, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Purchase Right is outstanding. The amount in clause (y) of the previous sentence will be determined in accordance with regulations applicable under Section 423(b)(8) of the Code, based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company or Related Corporation plans intended to qualify as Employee Stock Purchase Plans, and (ii) the number of shares subject to other Purchase Rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company or Related Corporation Employee Stock Purchase Plan.  The Company may reduce a Participant's payroll deductions to zero at such time during any Offering that is scheduled to end during the then-current calendar year that the aggregate of all Contributions accumulated with respect to such Offering and any other Offering would exceed the foregoing limitations.
(d) The maximum aggregate number of shares of Common Stock available to be purchased by all Participants under an Offering will be the number of shares of Common Stock remaining available under the Plan immediately before the Purchase Date.  If the aggregate purchases of shares of Common Stock upon exercise of Purchase Rights granted during the Offering would exceed the maximum aggregate number of shares available, the Board or the Compensation Committee will make a pro rata allocation of the shares available in as nearly a uniform manner as will be practicable and equitable.
(e) Notwithstanding the foregoing, the maximum number of shares of Common Stock that an Eligible Employee may purchase under an Offering will not exceed two thousand (2,000) shares.
4.	Purchase Price.
The purchase price of each share of Common Stock under the Offering will be the greater of (a) the par value per share of such Common Stock or (b) the lesser of eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on (x) the applicable Purchase Date or (y) the applicable Offering Date.
5.	Participation.
(a) Except as otherwise provided below with respect to the Initial Offering, a Participant may enroll in the Offering through the ESPP Administration System or other form of subscription agreement (or such other form or manner as determined by the Board or the Compensation Committee) and thereby authorize payroll deductions during the period for which

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such authorization is effective.  With the exception of the Initial Offering, a Participant must enroll in the manner set forth above only during the period beginning one (1) month before and ending on the third (3rd) Trading Day before the Grant Date of such Offering; provided, however, that any Participant who was enrolled in the immediately preceding Offering as of the Purchase Date for such Offering will be deemed to have enrolled in any subsequent Offering at the same level of payroll deductions as in effect on such immediately preceding Purchase Date, unless such Participant elects not to enroll in the subsequent Offering before the Grant Date of such subsequent Offering.  Such payroll deductions must be in whole percentages only, with a minimum payroll deduction of one percent (1%) and a maximum payroll deduction of ten percent (10%) of the Participant's Earnings during such Offering.  If payroll deductions are not permitted by local law, an Eligible Employee will become a Participant in the Offering by enrolling through the ESPP Administration System or other form of subscription agreement (or such other form or manner as determined by the Board or the Compensation Committee).
(i) A Participant may not make Contributions into his or her account in addition to payroll deductions.
(ii) Notwithstanding the foregoing, with respect to the Initial Offering, an Eligible Employee will become a Participant by enrolling in the Initial Offering in the manner or form determined by the Board or the Compensation Committee only during the period beginning on May 11, 2016 and ending on May 26, 2016; provided, however, that any payroll deductions authorized will be effective as soon as administratively practicable for pay dates occurring after such enrollment during the Offering.
(b) A Participant may not increase, decrease or suspend his or her participation level during an Offering.
(c) A Participant may withdraw from an Offering and receive a refund of his or her Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant on any prior Purchase Date) without interest, at any time before the end of the Offering, excluding only each ten (10) calendar day period immediately preceding a Purchase Date (or such shorter period of time determined by the Company and communicated to Participants), by delivering a withdrawal notice to the Company in such form as the Company provides.  A Participant who has withdrawn from an Offering will not again participate in such Offering, but may participate in subsequent Offerings under the Plan, but to participate in a subsequent Offering, such Participant will be required to enroll in such Offering in accordance with the terms of the Plan and the terms of such subsequent Offering.
(d)  Notwithstanding the foregoing or any other provision of this Offering Document or of the Plan to the contrary, neither the enrollment of any Eligible Employee in the Plan nor any forms relating to participation in the Plan will be given effect until such time as a registration statement covering the registration of the shares under the Plan that are subject to the Offering provided for in this Offering Document has been filed by the Company and has become effective.

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6.	Purchases.
Subject to the limitations contained herein, on each Purchase Date, each Participant's Contributions (without any increase for interest) will be applied to the purchase of whole shares, up to the maximum number of shares permitted under the Plan and this Offering Document.
7.	Notices and Agreements.
Any notices or agreements provided for in this Offering Document or the Plan will be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering Document, will be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.
8.	Offering Subject to Plan.
Each Offering is subject to all the provisions of the Plan, and the provisions of the Plan are made a part of the Offering.  The Offering is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of this Offering Document and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan will control.

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Exhibit 5

ORBCOMM Inc.
395 W. Passaic Street
 Rochelle Park, New Jersey 07662

May 5, 2016

ORBCOMM Inc.
395 W. Passaic Street
 Rochelle Park, New Jersey 07662
                 Re:  Opinion Letter - ORBCOMM Inc. 2016 Employee Stock Purchase Plan
Ladies and Gentlemen:
                 I am Executive Vice President and General Counsel of ORBCOMM Inc., a Delaware corporation (the "Company"), and am delivering this opinion in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") registering under the Securities Act of 1933, as amended (the "Securities Act"), 5,000,000 shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"), which may be delivered from time to time pursuant to the ORBCOMM Inc. 2016 Employee Stock Purchase Plan (the "Plan").
                 I have examined such documents, records and matters of law as I have deemed necessary as a basis for the opinion hereinafter expressed, including the Registration Statement and the corporate proceedings taken by the Company in connection with the authorization of the shares of Common Stock to be delivered from time to time pursuant to the Plan.  On the basis of the foregoing, and having regard for legal considerations that I deem relevant, I am of the opinion that when the Registration Statement becomes effective under the Securities Act, any newly issued shares of Common Stock delivered in accordance with the Plan will, when so delivered, be legally issued, fully paid and nonassessable.
                 I hereby consent to the reference to me and this opinion in the Registration Statement and the filing of this opinion as an Exhibit to the Registration Statement.
                 I express no opinion herein as to any laws other than the laws of the State of New York, the Delaware General Corporation Law (including the applicable reported judicial decisions related thereto) and the Federal laws of the United States.
Very truly yours, /s/ Christian G. Le Brun Christian G. Le Brun

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 9, 2016 with respect to the consolidated financial statements, schedule and internal control over financial reporting of ORBCOMM Inc. (a Delaware corporation) and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2015, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP
New York, New York
May 5, 2016

Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
ORBCOMM Inc.:

We consent to the use of our report dated March 13, 2015, relating to the consolidated balance sheet of ORBCOMM Inc. and subsidiaries (the Company) as of December 31, 2014 and the related consolidated statements of operations, comprehensive (loss) income, cash flows, and changes in equity for each of the years in the two year period ended December 31, 2014, and the related financial statement schedule for each of the years in the two year period ended December 31, 2014, incorporated by reference in the Registration Statement on Form S-8 of the Company, which report appears in the December 31, 2015 annual report on Form 10-K of ORBCOMM Inc. and subsidiaries.

/s/ KPMG LLP
New York, New York
May 5, 2016